Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of TELUS Corporation on Form S-8 of our report dated January 31, 2003, relating to the consolidated financial statements of TELUS Corporation as of and for the year ended December 31, 2002 appearing in the Annual Report on Form 40-F of TELUS Corporation for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP
Chartered Accountants
Vancouver, British Columbia, Canada
December 5, 2003